Exhibit 21.1
Subsidiaries of the Registrant

Subsidiaries		State/Country
•	Computer Financial Consultants, Inc.	Delaware, USA
•	Computer Financial Consultants, Limited	United Kingdom
•	Computer Financial Consultants (Management) Limited	United Kingdom
•	Dataquest Australia Pty. Ltd.	Australia
•	Dataquest, Inc.	California, USA
•	Decision Drivers, Inc.	Delaware, USA
•	G.G. Canada, Inc.	Delaware , USA
•	G.G. Credit, Inc.	Delaware, USA
•	G.G. Properties, Ltd.	Bermuda
•	G.G. West Corporation	Delaware, USA
•	Gartner Advisory (Singapore) PTE LTD.	Singapore
•	Gartner Australasia Pty Limited	Australia
•	Gartner Austria GmbH	Austria
•	Gartner Belgium BVBA	Belgium
•	Gartner Canada Co.	Nova Scotia, Canada
•	Gartner Consulting Beijing Co., LTD.	China
•	Gartner Denmark ApS	Denmark
•	Gartner Deutschland, GmbH	Germany
•	Gartner do Brasil S/C Ltda.	Brazil
•	Gartner Enterprises, Ltd.	Delaware, USA
•	Gartner Espana, S.L.	Spain
•	Gartner Europe Holdings, B.V.	The Netherlands
•	Gartner France S.A.R.L.	France
•	Gartner Gulf FZ, LLC	United Arab Emirates
•	Gartner Group Taiwan Ltd.	Taiwan
•	Gartner (Thailand) Ltd.	Thailand
•	Gartner Holdings Ireland Ltd.	Ireland
•	Gartner Hong Kong, Limited	Hong Kong
•	Gartner India Research & Advisory Services Private Limited	India
•	Gartner Investments I, LLC	Delaware, USA
•	Gartner Investments II, LLC	Delaware, USA
•	Gartner Ireland Limited	Ireland
•	Gartner Italia, S.r.l.	Italy
•	Gartner Japan Ltd.	Japan
•	Gartner Mexico S. D. DE R. .L. de C.V.	Mexico
•	Gartner Nederland B.V.	The Netherlands
•	Gartner Norge A.S.	Norway
•	Gartner Research & Advisory Malaysia	Malaysia
•	Gartner Research & Advisory Korea Co., Ltd.	Korea
•	Gartner Sverige AB	Sweden
•	Gartner Switzerland GmbH	Switzerland
•	Gartner UK Limited	United Kingdom
•	SI Venture Associates, L.L.C.	Delaware, USA
•	The Research Board, Inc.	Delaware, USA
•	Wentworth Research Limited	United Kingdom
•	Gartner Group Taiwan Ltd.	China
•	1422722 Ontario, Inc.	Canada
•	Meta Group, LLC	Delaware, USA
•	META Group AG	Germany
•	META Group Australia Holdings PTY Limited	Australia
•	META Group CESE GmbH	Germany
•	META Group Deutschland GmbH	Germany
•	META Group IT Corp.	Philippines
•	META Group Norway A/S	Norway

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Subsidiaries		State/Country
•	META Group Singapore PTE Limited	Singapore
•	META Group UK Holdings Ltd.	United Kingdom
•	META Group UK Ltd.	United Kingdom
•	META Saudi Arabia	Saudi Arabia

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